SubItem 77D: Policies with respect
to
security investments.

The investment policies of the
Delaware
Delchester Fund and the Delaware
High
Yield Opportunities Fund have been
revised.
The revisions to the investment
policies of
the Delaware Delchester Fund and
the
Delaware HighYield Opportunities
Fund
are incorporated herein by
reference to the
supplement dated August 21, 2006 to
the
Registrants prospectuses for the
Delaware
Delchester Fund and the Delaware
High
Yield Opportunities Fund dated
November
28, 2005 as filed with the
Securities and
Exchanged Commission on August 21,
2006
(SEC Accession No. 0000027825 06
000004).